NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Travis Meyer (605) 978-2967 travis.meyer@northwestern.com

NORTHWESTERN REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Company reports diluted earnings per share of $0.40 for third quarter 2013
Reaffirms full year 2013 guidance of $2.45 - $2.60 per diluted share
Declares a quarterly dividend of $0.38 per share, payable December 31, 2013

SIOUX FALLS, S.D. - October 24, 2013 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended September 30, 2013. Net income was $15.6 million or $0.40 per diluted share, for the quarter ended September 30, 2013, compared with a net loss of $3.8 million, or a loss of $0.10 per diluted share, for the quarter ended September 30, 2012.  The loss in the third quarter last year was primarily related to the impairment of the Mountain States Transmission Intertie (MSTI) project and the revenue deferral due to the FERC ALJ’s nonbinding decision regarding revenue allocation at our Dave Gates Generating Station (DGGS).

“We are very excited about our recently announced $900 million hydro acquisition and the long-term benefits it will provide all of our stakeholders for decades to come. There is no resource better suited to serve the needs of our Montana customers. We continue to be keenly focused on our day-to-day responsibilities of delivering safe and reliable services to our customers while delivering a fair return to our investors,” said Bob Rowe, Chief Executive Officer. "This was another solid quarter demonstrating that commitment."

Summary Financial Results	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Total Revenues	$262,248	$235,866	$835,429	$789,569
Cost of Sales	104,298	93,061	343,407	327,884
Gross Margin	157,950	142,805	492,022	461,685
Operating Expenses
Operating, general and administrative	72,540	63,056	208,741	195,725
MSTI impairment	—	24,039	—	24,039
Property and other taxes	25,956	24,796	77,525	74,395
Depreciation	28,053	26,505	84,685	79,364
Total Operating Expenses	126,549	138,396	370,951	373,523
Operating Income	31,401	4,409	121,071	88,162
Interest Expense, net	(17,056)	(17,743)	(50,976)	(49,598)
Other Income	3,117	974	6,760	3,134
Income (Loss) Before Income Taxes	17,462	(12,360)	76,855	41,698
Income Tax (Expense) Benefit	(1,815)	8,588	(8,965)	(1,989)
Net Income (Loss)	$15,647	$(3,772)	$67,890	$39,709
Average Common Shares Outstanding	38,459	37,201	37,983	36,723
Basic Earnings (Loss) per Average Common Share	$0.41	$(0.10)	$1.79	$1.09
Diluted Earnings (Loss) per Average Common Share	$0.40	$(0.10)	$1.78	$1.08
Dividends Declared per Common Share	$0.38	$0.37	$1.14	$1.11

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

Significant items during the third quarter

•
Entered into an agreement with PPL Montana, LLC (PPL Montana), a wholly owned subsidiary of PPL Corporation to purchase PPL Montana’s hydro-electric generating facilities and associated assets located in Montana, which includes approximately 633 megawatts of hydro-electric generation capacity, for a purchase price of $900 million (Hydro Transaction); and

•	An improvement in net income of approximately $19.4 million as compared with the same period in 2012, due primarily to:

◦	$15.1 Million - Improvement in gross margin primarily due to:

▪	Higher FERC DGGS revenue due to $11.4 million deferral recorded in the third quarter of 2012 related to the FERC ALJ nonbinding decision;

▪	Increased recovery of electric Demand Side Management (DSM) lost revenues;

▪	The acquisition of the Spion Kop wind farm in the fourth quarter of 2012;

▪	An increase in natural gas production margin due to the full period effect of the acquisition of production assets in the third quarter of 2012;

▪	An increase in Montana natural gas delivery rates implemented in April 2013; and

▪	An increase in property taxes included in a tracker.

▪
These increases were partly offset by a decrease in electric retail volumes due to cooler summer weather and less customer irrigation, lower revenues for operating expenses recovered in trackers and a decrease in electric transmission revenues due primarily to the outage at Colstrip Unit 4.

◦	$24.0 Million - Improvement from the absence of the MSTI impairment in the third quarter 2012.

◦	$0.6 Million - Reduced interest expense due to higher interest on DGGS accrued during the third quarter 2012 partially offset by higher debt outstanding in 2013.

◦	$2.1 Million - Increased other income due to the change in value of deferred shares held in trust for non-employee directors deferred compensation (offset in expense).

These improvements were partially offset by:

◦	$9.4 Million - Increased operating, general and administrative expenses primarily due to:

▪	Distribution System Infrastructure Project (DSIP) expense;

▪	Hydro Transaction legal and professional fees;

▪	Increased labor costs;

▪	Higher plant operator costs;

▪	Non-employee directors deferred compensation due to changes in our stock price (offset in other income); and

▪	Higher bad debt expense.

▪	These increases were partly offset by decreased pension expense (net of higher other employee benefit costs) and lower operating expenses recovered in trackers.

◦	$1.2 Million - Higher property and other taxes

◦	$1.6 Million - Increased depreciation expense

◦	$10.4 Million - Increased income tax expense

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

Reconciliation of Primary Changes from 2012 to 2013

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	Pre-tax	Net	EPS	Pre-tax	Net	EPS
($millions, except EPS)	Income	Income(1)	Diluted	Income	Income(1)	Diluted
2012 reported	$(12.4)	$(3.8)	$(0.10)	$41.7	$39.7	$1.08

Gross Margin
DGGS	10.2	6.3	0.16	5.1	3.1	0.08
DSM lost revenues	5.0	3.1	0.08	—	—	—
Spion Kop	1.6	1.0	0.03	4.6	2.8	0.07
Natural gas production	1.2	0.7	0.02	7.0	4.3	0.11
Montana natural gas rate increase	1.2	0.7	0.02	2.1	1.3	0.03
Property tax trackers	0.9	0.6	0.02	1.9	1.2	0.03
Electric retail volumes	(3.5)	(2.2)	(0.06)	(0.5)	(0.3)	(0.01)
Operating expenses recovered in trackers	(1.9)	(1.2)	(0.03)	(2.4)	(1.5)	(0.04)
Electric transmission revenue	(0.4)	(0.2)	(0.01)	3.6	2.3	0.06
Natural gas retail volumes	—	—	—	3.4	2.1	0.06
Natural gas transportation capacity	—	—	—	1.1	0.7	0.02
Electric QF supply costs	—	—	—	1.0	0.6	0.02
Other	0.8	0.5	0.01	3.6	2.2	0.06
Subtotal - Gross Margin	15.1	9.3	0.24	30.5	18.8	0.49
OG&A Expense
DSIP expenses	(3.3)	(2.0)	(0.05)	(8.8)	(5.4)	(0.14)
Hydro Transaction related legal and professional fees	(2.8)	(1.7)	(0.05)	(3.3)	(2.0)	(0.05)
Labor	(1.7)	(1.0)	(0.03)	(2.8)	(1.7)	(0.04)
Plant operator costs	(1.6)	(1.0)	(0.03)	(3.0)	(1.8)	(0.05)
Nonemployee directors deferred compensation	(1.5)	(0.9)	(0.02)	(2.6)	(1.6)	(0.04)
Bad debt expense	(0.6)	(0.4)	(0.01)	(1.0)	(0.6)	(0.02)
Pension and employee benefits	3.1	1.9	0.05	10.7	6.6	0.17
Operating expenses recovered in trackers	1.9	1.2	0.03	2.4	1.5	0.04
Natural gas production	—	—	—	(1.6)	(1.0)	(0.03)
Other	(2.9)	(1.8)	(0.05)	(3.0)	(1.8)	(0.05)
Subtotal - OG&A Expense	(9.4)	(5.7)	(0.16)	(13.0)	(7.8)	(0.21)
Other
MSTI Impairment	24.0	14.8	0.40	24.0	14.8	0.40
Depreciation expense	(1.6)	(1.0)	(0.03)	(5.3)	(3.3)	(0.09)
Property and other taxes	(1.2)	(0.7)	(0.02)	(3.1)	(1.9)	(0.05)
Interest expense	0.6	0.4	0.01	(1.4)	(0.9)	(0.02)
Other Income	2.1	1.3	0.03	3.7	2.2	0.06
Income tax and other items
Flow-through repairs deductions		1.3	0.03		3.4	0.09
Flow-through of state bonus depreciation deduction		0.5	0.01		1.1	0.03
Production tax credits		0.5	0.01		2.1	0.06
Prior year permanent return to accrual adjustments		(1.9)	(0.05)		(2.4)	(0.06)
Recognition of state NOL benefit / valuation allowance release		(0.1)	—		(0.1)	—
State income tax and other, net		(0.3)	(0.01)		1.2	0.03
Impact of higher share count			(0.02)			(0.07)
All other, net	0.3	1.0	0.06	(0.2)	1.0	0.04
Total EPS impact of above items			0.50			0.70
2013 reported	$17.5	$15.6	$0.40	$76.9	$67.9	$1.78
(1) Income Tax Benefit (Expense) calculation on reconciling items assumes effective tax rate of 38.5%.

Significant Drivers

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

Gross Margin
Consolidated gross margin for the quarter ended September 30, 2013 was $158.0 million compared with $142.9 million for the same period of 2012. Consolidated gross margin increased $15.1 million primarily due to the following:

•	Higher DGGS revenue primarily due to the inclusion in 2012 results of the deferral of $11.4 million related to the FERC ALJ nonbinding decision;

•
A $5.8 million increase in electric DSM lost revenues recovered through our supply trackers related to efficiency measures implemented by customers, offset in part by a decrease of $0.8 million related to natural gas DSM lost revenues. The three months ended September 30, 2013 included recognition of approximately $4.6 million in revenues related to prior periods (including $2.3 million related to calendar year 2012) that we had previously deferred pending approval of our electric tracker filing;

•	Gross margin from the acquisition of the Spion Kop wind farm in the fourth quarter of 2012;

•	An increase in natural gas production margin, primarily due to the full period effect of the acquisition of natural gas production assets in the third quarter of 2012;

•	An increase in Montana natural gas delivery rates implemented in April 2013; and

•	An increase in property taxes included in a tracker.

These increases were partly offset by:

•	A decrease in electric retail volumes due primarily to cooler summer weather and reduced customer irrigation;

•	Lower revenues for operating expenses recovered in trackers, primarily related to customer efficiency programs; and

•
A decrease in electric transmission revenues due primarily to an outage at Colstrip Unit 4 during the third quarter of 2013. We expect the outage at Colstrip Unit 4 to have a negative impact on transmission revenues for the remainder of 2013.

Consolidated gross margin for the nine months ended September 30, 2013 was $492.1 million compared with $461.6 million for the same period of 2012.

Operating, General and Administrative Expenses
Consolidated operating, general and administrative expenses were $72.5 million for the quarter ended September 30, 2013 as compared with $63.1 million during the same period of 2012. The increase in operating, general and administrative expenses of $9.4 million was primarily due to:

•
Incremental operating and maintenance costs related to the phase-in of DSIP during 2012 and 2011 were deferred in accordance with the Montana Public Service Commission's (MPSC) approval of an accounting order. Incremental DSIP costs for 2013 forward are being expensed as incurred and the amounts previously deferred are being amortized over five years. During the third quarter of 2013 we amortized approximately $0.8 million and incurred incremental DSIP expenses of approximately $2.5 million;

•	Legal and professional fees associated with the Hydro Transaction;

•	Increased labor costs due primarily to compensation increases and a larger number of employees;

•	Higher plant operator costs due primarily to the Spion Kop acquisition and higher maintenance and outage costs at Colstrip Unit 4;

•
Non-employee directors deferred compensation increased as compared to the prior year, primarily due to changes in our stock price. Directors may defer their board fees into deferred shares held in a rabbi trust. If the market value of our stock goes up, deferred

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

compensation expense increases; however, we account for the deferred shares as trading securities and their increase in value is reflected in other income with no impact on net income; and

•	Higher bad debt expense.

These increases were partly offset by:

•
Decreased pension expense, offset in part by higher other employee benefit costs. Our Montana pension costs are included in expense on a pay as you go (cash funding) basis. We received a pension accounting order from the MPSC in 2008, which based our Montana pension expense on an average of our funding requirements for calendar years 2005 through 2012 in order to smooth the impact of increased cash funding. We expect our 2013 Montana pension expense to be approximately $17.0 million to $20.0 million lower than 2012 on an annualized basis due to the expiration of this order and our current cash funding estimate; and

•	Lower operating expenses recovered in trackers, primarily related to customer efficiency programs.

Consolidated operating, general and administrative expenses were $208.7 million for the nine months ended September 30, 2013 as compared with $195.7 million during the same period of 2012.

Property and Other Taxes
Property and other taxes were $26.0 million for the quarter ended September 30, 2013, as compared with $24.8 million in the same period of 2012. This increase was primarily due to higher estimated property valuations in Montana and plant additions. We estimate property taxes throughout each year and update to the actual expense when we receive our Montana property tax bills in November.

Property and other taxes were $77.5 million for the nine months ended September 30, 2013, as compared with $74.4 million in the same period of 2012.

Depreciation Expense
Depreciation expense was $28.1 million for the quarter ended September 30, 2013, as compared with $26.5 million in the same period of 2012. This reflects an increase in depreciation expense due to plant additions, offset in part by a reduction in depreciation rates of approximately $1.5 million as a result of new depreciation studies conducted by an independent consultant and implemented during the second quarter of 2013. These studies reflect longer asset lives on our electric and natural gas assets in Montana, and electric assets in South Dakota. We expect depreciation expense to be reduced due to the change in rates by approximately $1.5 million for the remainder of 2013.

Depreciation expense was $84.7 million for the nine months ended September 30, 2013, as compared with $79.4 million in the same period of 2012.

Interest Expense
Consolidated interest expense was $17.1 million for the quarter ended September 30, 2013 as compared with $17.7 million during the same period of 2012. This decrease was primarily due to higher interest accrued on DGGS deferred revenues in 2012 due to the FERC ALJ nonbinding decision as discussed above partially offset by higher debt outstanding in 2013.

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

Consolidated interest expense was $51.0 million for the nine months ended September 30, 2013 as compared with $49.6 million during the same period of 2012.

Income Tax Expense
Consolidated income tax expense for the quarter ended September 30, 2013 was $1.8 million as compared with a $8.6 million benefit in the same period of 2012. Our effective tax rate for the quarter ended September 30, 2013 was 10.4% as compared with (69.5)% for the same period of 2012. The effective tax rate differs from the federal statutory tax rate of 35% primarily due to the regulatory impact of flowing through federal and state tax benefit of repairs deductions, state tax benefit of bonus depreciation deductions and production tax credits.

Consolidated income tax expense for the nine months ended September 30, 2013 was $9.0 million as compared with $2.0 million in same period of 2012. The effective tax rate for the nine months ended September 30, 2013 was 11.7% as compared with 4.8% for the same period of 2012.

The following table summarizes the significant differences from the federal statutory rate, which result in reduced income tax expense:

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Income (Loss) Before Income Taxes	$17.5	$(12.4)	$76.9	$41.7

Income tax calculated at 35% federal statutory rate	6.1	(4.3)	26.9	14.6

Permanent or flow through adjustments:
Flow-through repairs deductions	(3.1)	(1.8)	(12.9)	(9.5)
Flow-through of state bonus depreciation deduction	(0.8)	(0.3)	(3.3)	(2.2)
Production tax credits	(0.5)	—	(2.1)	—
Prior year permanent return to accrual adjustments	—	(1.9)	0.5	(1.9)
Recognition of state net operating loss benefit / valuation allowance release	—	(0.1)	—	(0.1)
State income tax and other, net	0.1	(0.2)	(0.1)	1.1
	(4.3)	(4.3)	(17.9)	(12.6)

Income tax expense (benefit)	$1.8	$(8.6)	$9.0	$2.0

Liquidity and Capital Resources
As of September 30, 2013, cash and cash equivalents were $10.9 million compared with $18.2 million at September 30, 2012. The Company had $197.0 million available from its revolving credit facility at September 30, 2013, compared with $294.0 million at September 30, 2012.

Dividend Declared
NorthWestern's Board of Directors declared a quarterly common stock dividend of $0.38 per share, payable December 31, 2013, to common shareholders of record as of December 13, 2013.

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

2013 Earnings Guidance Reaffirmed
NorthWestern reaffirms the updated 2013 earnings guidance range of $2.45 - $2.60 per diluted share. Basic assumptions incorporate the following expectations:

•	A consolidated income tax rate of approximately 12% of pre-tax income;

•	Normal weather in our electric and natural gas service territories for the remainder of 2013;

•	Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station; and

•	Diluted average shares outstanding of 38.3 million.

Significant Items Not Contemplated in Guidance
A reconciliation of items not factored into our updated 2013 and final 2012 earnings guidance of $2.45 - $2.60 and $2.30 - $2.40 per diluted share, respectively, is as follows. The amount below represents an after-tax non-GAAP measure that may provide users of this financial information with additional meaningful information regarding the impact of certain items on the Company's expected earnings.  More information on this measure can be found in the "Non-GAAP Financial Measures" section below.

2013	Q1 2013	Q2 2013	Q3 2013	Q4 2013	YTD 2013

Reported GAAP diluted EPS	$1.01	$0.37	$0.40		$1.78

Non-GAAP Adjustments:

Weather		(0.02)	(0.02)		(0.04)
Hydro Transaction related legal and professional fees			0.05		0.05
DSM lost revenue recovery - portion related to 2012			(0.04)		(0.04)

Adjusted Diluted EPS	$1.01	$0.35	$0.39	—	$1.75

2012	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012

Reported GAAP diluted EPS	$0.88	$0.31	$(0.10)	$1.57	$2.66

Non-GAAP Adjustments:

Weather	0.09	0.05	(0.06)	0.06	0.14
Release of MPSC DGGS deferral	(0.05)				(0.05)
DSM Lost revenue recovery related to 2010/2011		(0.05)			(0.05)
DGGS FERC ALJ initial decision - portion related to 2011			0.12		0.12
MSTI Impairment			0.40		0.40
Favorable CELP arbitration decision				(0.79)	(0.79)
Income tax adjustment - benefit from MT NOL				(0.06)	(0.06)

Adjusted Diluted EPS	$0.92	$0.31	$0.36	$0.78	$2.37

Company Hosting Investor Conference Call
As previously announced, NorthWestern will host an investor conference call and webcast today at 4:00 pm Eastern Time to review its financial results. The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Our Company / Investor Relations / Presentations and Webcasts” heading or by visiting www.videonewswire.com/event.asp?id=96365. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

A telephonic replay of the call will be available beginning at 6:00 p.m. ET on October 24, 2013 through November 24, 2013, at (888) 203-1112 access code 8605196.

About NorthWestern Energy

NorthWestern Energy provides electricity and natural gas in the Upper Midwest and Northwest, serving approximately 673,200 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2013 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, as well as adverse determinations by regulators, could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, actual results may differ materially from those contemplated in any forward-looking statement due to the timing and likelihood of the closing of the purchase of PPL Montana LLC's hydro-electric generating facilities.

Non-GAAP Financial Measures
This press release includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.”  Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales)

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings.

The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance.  Our measures may not be comparable to other companies' similarly titled measures.

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Electric	$227,103	$202,485	$637,667	$605,716
Gas	34,772	32,965	196,652	182,812
Other	373	416	1,110	1,041
Total Revenues	262,248	235,866	835,429	789,569
Operating Expenses
Cost of Sales	104,298	93,061	343,407	327,884
Operating, general and administrative	72,540	63,056	208,741	195,725
MSTI Impairment	—	24,039	—	24,039
Property and other taxes	25,956	24,796	77,525	74,395
Depreciation	28,053	26,505	84,685	79,364
Total Operating Expenses	230,847	231,457	714,358	701,407
Operating Income	31,401	4,409	121,071	88,162
Interest Expense, net	(17,056)	(17,743)	(50,976)	(49,598)
Other Income	3,117	974	6,760	3,134
Income (Loss) Before Income Taxes	17,462	(12,360)	76,855	41,698
Income Tax (Expense) Benefit	(1,815)	8,588	(8,965)	(1,989)
Net Income (Loss)	$15,647	$(3,772)	$67,890	$39,709
Average Common Shares Outstanding	38,459	37,201	37,983	36,723
Basic Earnings (Loss) per Average Common Share	$0.41	$(0.10)	$1.79	$1.09
Diluted Earnings (Loss) per Average Common Share	$0.40	$(0.10)	$1.78	$1.08
Dividends Declared per Average Share	$0.38	$0.37	$1.14	$1.11

Average shares used in computing the basic and diluted earnings per share are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Basic computation	38,459	37,201	37,983	36,723
Dilutive effect of
Restricted stock and performance share awards (1,2)	186	—	181	71
Diluted computation	38,645	37,201	38,164	36,794

(1) Performance share awards are included in diluted weighted average number of shares outstanding based upon what would be issued if the end of the most recent reporting period was the end of the term of the award.
(2) In periods in which a net loss has been incurred, all potentially dilutive shares are considered antidilutive and thus are excluded from the calculation. For the three months ended September 30, 2012, we had 173,624 potentially dilutive restricted stock and performance share awards which were not included in the calculation.

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)
(in thousands)

	September 30, 2013	December 31, 2012

ASSETS
Current assets	$280,661	$303,128
Property, plant, and equipment, net	2,573,562	2,435,590
Goodwill	355,128	355,128
Regulatory assets	395,746	367,890
Other noncurrent assets	28,553	23,797
Total Assets	$3,633,650	$3,485,533
LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt and capital leases	$1,659	$1,612
Short-term borrowings	102,980	122,934
Other current liabilities	313,325	324,719
Long-term capital leases	30,315	31,562
Long-term debt	1,055,091	1,055,074
Deferred income taxes	397,856	363,928
Noncurrent regulatory liabilities	343,597	276,618
Other noncurrent liabilities	384,545	375,054
Total Liabilities	2,629,368	2,551,501
Total Shareholders' Equity	1,004,282	934,032
Total Liabilities and Shareholders' Equity	$3,633,650	$3,485,533

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Operating Activities
Net income	$67,890	$39,709
Non-cash items	$123,627	$123,995
Changes in operating assets and liabilities	$(20,179)	$58,924
Cash Provided by Operating Activities	$171,338	$222,628

Cash Used in Investing Activities	$(150,064)	$(175,981)

Cash Used in Financing Activities	$(20,175)	$(34,379)

Increase in Cash and Cash Equivalents	$1,099	$12,268
Cash and Cash Equivalents, beginning of period	$9,822	$5,928
Cash and Cash Equivalents, end of period	$10,921	$18,196

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Three Months Ended
September 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenue	$201.5	$203.3	$(1.8)	(0.9)%
Regulatory Amortization	11.8	(5.2)	17.0	(326.9)
Total Retail Revenue	213.3	198.1	15.2	7.7
Transmission	11.2	11.6	(0.4)	(3.4)
Ancillary services	0.4	(9.2)	9.6	(104.3)
Wholesale	0.8	0.8	—	—
Other	1.4	1.2	0.2	16.7
Total Revenues	$227.1	$202.5	$24.6	12.1
Total Cost of Sales	95.3	83.8	11.5	13.7
Gross Margin	$131.8	$118.7	$13.1	11.0%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Electric
Montana	$65,455	$63,951	$575	$587	$274,835	$273,130
South Dakota	12,698	13,947	146	158	49,350	48,940
Residential	78,153	77,898	721	745	324,185	322,070
Montana	83,624	83,605	823	867	62,639	62,179
South Dakota	18,502	19,643	255	259	12,154	12,235
Commercial	102,126	103,248	1,078	1,126	74,793	74,414
Industrial	10,105	10,011	737	806	74	74
Other	11,131	12,148	91	103	7,813	7,816
Total Retail Electric	$201,515	$203,305	$2,627	$2,780	$406,865	$404,374
Total Wholesale Electric	$845	$781	$39	$41	$—	$—

	Degree Days			2013 as compared with:
Cooling Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	393	395	259	1% cooler	52% warmer
South Dakota	702	911	639	23% cooler	10% warmer

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	231	244	357	5% warmer	35% warmer
South Dakota	60	65	90	8% warmer	33% warmer

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Nine Months Ended
September 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenue	$581.5	$561.9	$19.6	3.5%
Regulatory Amortization	11.9	10.8	1.1	10.2
Total Retail Revenue	593.4	572.7	20.7	3.6
Transmission	37.3	33.7	3.6	10.7
Ancillary Services	1.1	(6.5)	7.6	(116.9)
Wholesale	2.0	2.4	(0.4)	(16.7)
Other	3.9	3.4	0.5	14.7
Total Revenues	$637.7	$605.7	$32.0	5.3
Total Cost of Sales	260.9	244.9	16.0	6.5
Gross Margin	$376.8	$360.8	$16.0	4.4%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Electric
Montana	$198,375	$188,768	$1,751	$1,749	$275,913	$273,711
South Dakota	37,150	36,993	447	424	49,250	48,887
Residential	235,525	225,761	2,198	2,173	325,163	322,598
Montana	238,482	230,498	2,356	2,416	62,638	62,046
South Dakota	52,009	52,887	722	712	12,168	12,116
Commercial	290,491	283,385	3,078	3,128	74,806	74,162
Industrial	31,089	28,185	2,194	2,217	74	74
Other	24,352	24,600	168	178	6,129	6,101
Total Retail Electric	$581,457	$561,931	$7,638	$7,696	$406,172	$402,935
Total Wholesale Electric	$2,022	$2,382	$97	$137	$—	$—

	Degree Days			2013 as compared with:
Cooling Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	438	450	300	3% cooler	46% warmer
South Dakota	752	1,061	696	29% cooler	8% warmer

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	4,721	4,488	4,947	5% colder	5% warmer
South Dakota	6,174	4,375	5,573	41% colder	11% colder

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Three Months Ended
September 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenues	$22.8	$19.9	$2.9	14.6%
Regulatory amortization	3.2	5.1	(1.9)	(37.3)
Total retail revenues	26.0	25.0	1.0	4.0
Wholesale and other	8.8	8.0	0.8	10.0
Total Revenues	34.8	33.0	1.8	5.5
Total Cost of Sales	9.0	9.2	(0.2)	(2.2)
Gross Margin	$25.8	$23.8	$2.0	8.4%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Gas
Montana	$9,770	$8,795	807	758	159,197	158,524
South Dakota	1,916	1,757	124	113	37,846	37,551
Nebraska	2,257	1,887	157	149	36,315	36,222
Residential	13,943	12,439	1,088	1,020	233,358	232,297
Montana	6,042	5,171	581	515	22,271	22,181
South Dakota	1,296	1,130	171	171	5,971	5,931
Nebraska	1,281	985	185	187	4,538	4,517
Commercial	8,619	7,286	937	873	32,780	32,629
Industrial	145	93	12	10	262	269
Other	94	68	10	8	156	150
Total Retail Gas	$22,801	$19,886	2,047	1,911	266,556	265,345

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	231	244	357	5% warmer	35% warmer
South Dakota	60	65	90	8% warmer	33% warmer
Nebraska	21	27	49	22% warmer	57% warmer

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Nine Months Ended
September 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenues	$173.5	$150.0	$23.5	15.7%
Regulatory amortization	(6.3)	7.3	(13.6)	(186.3)
Total retail revenues	167.2	157.3	9.9	6.3
Wholesale and other	29.5	25.5	4.0	15.7
Total Revenues	196.7	182.8	13.9	7.6
Total Cost of Sales	82.5	83.0	(0.5)	(0.6)
Gross Margin	$114.2	$99.8	$14.4	14.4%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Gas
Montana	$72,171	$67,049	8,014	7,656	160,330	159,316
South Dakota	20,227	15,447	2,354	1,709	38,146	37,792
Nebraska	18,774	14,234	2,012	1,578	36,656	36,520
Residential	111,172	96,730	12,380	10,943	235,132	233,628
Montana	37,338	34,409	4,252	4,004	22,443	22,329
South Dakota	13,498	9,656	2,119	1,545	6,028	5,961
Nebraska	10,016	7,880	1,496	1,279	4,596	4,571
Commercial	60,852	51,945	7,867	6,828	33,067	32,861
Industrial	776	672	88	80	264	273
Other	720	641	97	85	157	150
Total Retail Gas	$173,520	$149,988	20,432	17,936	268,620	266,912

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	4,721	4,488	4,947	5% colder	5% warmer
South Dakota	6,174	4,375	5,573	41% colder	11% colder
Nebraska	4,741	3,611	4,584	31% colder	3% colder

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
SEGMENT RESULTS
Three Months Ended
September 30,
(Unaudited)
(in thousands)

Three Months Ended
September 30, 2013	Electric	Gas	Other	Eliminations	Total
Operating revenues	$227,103	$34,772	$373	$—	$262,248
Cost of sales	95,264	9,034	—	—	104,298
Gross margin	131,839	25,738	373	—	157,950
Operating, general and administrative	49,155	18,521	4,864	—	72,540
Property and other taxes	19,381	6,572	3	—	25,956
Depreciation	22,150	5,895	8	—	28,053
Operating income (loss)	41,153	(5,250)	(4,502)	—	31,401
Interest expense	(14,302)	(2,560)	(194)	—	(17,056)
Other income	2,213	878	26	—	3,117
Income tax (expense) benefit	(8,412)	3,520	3,077	—	(1,815)
Net income (loss)	$20,652	$(3,412)	$(1,593)	$—	$15,647

Three Months Ended
September 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$202,485	$32,965	$416	$—	$235,866
Cost of sales	83,814	9,247	—	—	93,061
Gross margin	118,671	23,718	416	—	142,805
Operating, general and administrative	44,711	17,452	893	—	63,056
MSTI Impairment	24,039	—	—	—	24,039
Property and other taxes	18,621	6,172	3	—	24,796
Depreciation	21,636	4,860	9	—	26,505
Operating income (loss)	9,664	(4,766)	(489)	—	4,409
Interest expense	(15,181)	(2,363)	(199)	—	(17,743)
Other income	405	541	28	—	974
Income tax benefit (expense)	5,762	3,102	(276)	—	8,588
Net income (loss)	$650	$(3,486)	$(936)	$—	$(3,772)

NorthWestern Reports Third Quarter 2013 Financial Results
October 24, 2013

NORTHWESTERN CORPORATION
SEGMENT RESULTS
Nine Months Ended
September 30,
(Unaudited)
(in thousands)

Nine Months Ended
September 30, 2013	Electric	Gas	Other	Eliminations	Total
Operating revenues	$637,667	$196,652	$1,110	$—	$835,429
Cost of sales	260,879	82,528	—	—	343,407
Gross margin	376,788	114,124	1,110	—	492,022
Operating, general and administrative	142,594	56,899	9,248	—	208,741
Property and other taxes	57,549	19,968	8	—	77,525
Depreciation	67,454	17,206	25	—	84,685
Operating income (loss)	109,191	20,051	(8,171)	—	121,071
Interest expense	(42,840)	(7,553)	(583)	—	(50,976)
Other income	4,926	1,753	81	—	6,760
Income tax (expense) benefit	(12,792)	(153)	3,980	—	(8,965)
Net income (loss)	$58,485	$14,098	$(4,693)	$—	$67,890

Nine Months Ended
September 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$605,716	$182,812	$1,041	$—	$789,569
Cost of sales	244,902	82,982	—	—	327,884
Gross margin	360,814	99,830	1,041	—	461,685
Operating, general and administrative	137,753	55,397	2,575	—	195,725
MSTI impairment	24,039	—	—	—	24,039
Property and other taxes	55,628	18,759	8	—	74,395
Depreciation	64,770	14,569	25	—	79,364
Operating income (loss)	78,624	11,105	(1,567)	—	88,162
Interest expense	(42,257)	(6,660)	(681)	—	(49,598)
Other income	1,818	1,235	81	—	3,134
Income tax (expense) benefit	(3,322)	522	811	—	(1,989)
Net income (loss)	$34,863	$6,202	$(1,356)	$—	$39,709